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                                                                  Exhibit 23.7

                                   CONSENT OF
               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                                 June 12, 1996

The Board of Directors
U.S. Healthcare, Inc.
980 Jolly Road
Blue Bell, Pennsylvania 19422

Dear Members of the Board of Directors:

        We hereby consent to the use of our opinion letter to the Board of Directors of U.S. Healthcare, Inc. ("U.S. Healthcare") included as Appendix G to the Joint Proxy Statement of U.S. Healthcare and Aetna Life and Casualty Company and the Prospectus of Aetna Inc. ("Aetna") which form a part of the Registration Statement on Form S-4 of Aetna originally filed on April 22,
1996, with the Securities and Exchange Commission and to the references therein to such opinion under the captions "Summary" and "The Mergers." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        MERRILL LYNCH, PIERCE, FENNER &
                                               SMITH INCORPORATED


                                        By:  /s/ Douglas L. Braunstein
                                            -----------------------------------
                                            Managing Director
                                            Investment Banking Group